                                                                  Exhibit 99.2

                              SHAREHOLDER AGREEMENT

                  SHAREHOLDER AGREEMENT, dated as of October 23, 1999 (this "AGREEMENT"), by and among Compagnie Generale de Geophysique, a French societe anonyme ("PARENT"),Sercel Acquisition Corp., a Nevada corporation ("PURCHASER"), and Tech-Sym Corporation, a Nevada corporation (the "STOCKHOLDER").

                  A. The Stockholder is the beneficial owner of 7,995,000 shares (the "SHARES") of common stock, $.01 par value per share (the "COMMON STOCK"), of the Company.

                  B. Parent, Purchaser and Geoscience Corporation, a Nevada corporation (the "COMPANY"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "MERGER AGREEMENT"), which provides, among other things, that, upon the terms and subject to the conditions therein, Purchaser will commence a cash tender offer to purchase at a price equal to $6.71 per share all the Common Stock and thereafter provides that Purchaser will merge (the "MERGER") with and into the Company and each issued and outstanding share of Common Stock will be converted into the right to receive $6.71 in cash.

                  C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement, Parent and Purchaser have requested that the Stockholder agree, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                  Section 1.1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

                  Section 1.2 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents and warrants to Parent and Purchaser, as of the date hereof and as of the Offer Completion Date, as follows:

         (a) The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which meaning will apply for all purposes of this Agreement) of, and has good title to, all of the Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (including any restriction on the right to vote, sell or otherwise dispose of the Shares) (each, a "LIEN"), except as set forth in this Agreement or for liens not caused or created by the Stockholder.

         (b) The Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder (excluding any securities beneficially owned by any of the Stockholder's affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which the Stockholder does not have voting or investment power).

         (c) The Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote or acquire any securities of the Company. The Stockholder holds exclusive power to vote the Shares and has not granted a proxy to any other Person to vote the Shares, except as set forth in this Agreement.

         (d) The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (e) This Agreement has been duly executed and delivered by the Stockholder and is a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that
(i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         (f) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Shares under, (i) its articles of incorporation, bylaws or similar constituent documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder, except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that could not individually or in the aggregate be reasonably expected to prevent, impair or delay the consummation by the Stockholder of any of the transactions contemplated hereby or the performance by the Stockholder of any of its obligations hereunder.

         (g) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of its obligations hereunder will violate any law, statute, rule, regulation, order or decree applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT"), the antitrust laws of the European Union or any member country thereof or the U.S. securities laws.

         (h) All agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its Subsidiaries, on the one hand, and the Stockholder or any of its Affiliates (other than the Company or any of its Subsidiaries), on the other hand, are or have been a party or otherwise bound or affected, that (i) are currently pending or in effect or (ii) involve continuing liabilities and obligations that, individually or in the aggregate, have been, are or will be material to the Company or any of its Subsidiaries, taken as a whole (collectively, "AFFILIATE AGREEMENTS"), have either been disclosed in the Company Reports or are set forth in Schedule 3.14(c) of the Company Disclosure Letter to the Merger Agreement. All liabilities that have accrued and are payable to the Stockholder or any of its Affiliates (other than the Company or any of its Subsidiaries) as of the date hereof pursuant to any of the Affiliate Agreements are set forth in Section 3.14(c) of the Company Disclosure Letter.

         (i) Except as set forth in Section 3.19 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company or any of its Subsidiaries.

         (j) The Stockholder understands and acknowledges that Parent is entering into, and causing Purchaser to enter into, the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

                  1.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER. Parent and Purchaser represent and warrant to the Stockholder, as of the date hereof and as of the Offer Completion Date, as follows:

         (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

         (b) This Agreement has been duly executed and delivered by Parent and Purchaser and is a valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         (c) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificates of incorporation, bylaws or similar constituent documents, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound, or (iii) any injunction, judgment, writ, decree, order or ruling applicable to Parent or Purchaser, except in the case of clauses (ii) and
(iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent, impair or delay the consummation by Parent or Purchaser of the transactions contemplated hereby.

         (d) Neither the execution and delivery of this Agreement nor the performance by Parent and Purchaser of their respective obligations hereunder will violate any law, statute, rule, regulation, order or decree applicable to Parent or Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act, the antitrust laws of the European Union or any member country thereof or the U.S. securities laws.

         (e) Any Shares acquired upon exercise of the Parent Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Parent Option is not being, acquired by Parent with a view to public distribution thereof in violation of any applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                   ARTICLE II.

                  Section 2.1 SHARE TRANSACTIONS. During the term of this Agreement, except as otherwise provided herein, the Stockholder will not (a) accept any tender or exchange offer for the Shares or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than (i) in connection with a transaction of the type described in 2.2 or (ii) as necessary for the Stockholder to maintain ownership of 80% of the outstanding Common Stock),
(c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares, or grant any proxy or power of attorney with respect to the Shares, except pursuant to this Agreement, (d) exercise any rights (including, without limitation, under Section 92A.380 of the NRS) to demand appraisal of any Shares which may arise with respect to the Merger, to the extent any such rights may exist under applicable law, or
(e) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition, or direct or indirect sale, transfer, pledge, assignment, hypothecation or other disposition, of any interest in or the voting of any shares of Common Stock or any other securities of the Company.

                  Section 2.2 ADJUSTMENTS. (a) In the event (i) of any stock dividend or distribution, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities or (ii) the Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock or other securities held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof as described in clause (ii), as though they were Shares hereunder.

         (b) The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any new shares of Common Stock or other securities of the Company acquired by the Stockholder, if any, after the date hereof.

                                  ARTICLE III.

                  Section 3.1 SALE OF SHARES. The Stockholder will tender and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer all of the Offer Shares not later than the fifth Business Day after commencement of the Offer (or the earlier of the expiration date of the Offer and the fifth Business Day after such shares of Common Stock are acquired by the Stockholder if the Stockholder acquires shares of Common Stock after the date hereof. ("OFFER SHARES" means all of the Shares beneficially owned by the Stockholder). In the event, notwithstanding the provisions of the first sentence of this Section 3.1, any Offer Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Offer Shares will remain subject to the terms of this Agreement. The Stockholder acknowledges that Purchaser's obligation to accept for payment and pay for the Offer Shares in the Offer is subject to all the terms and conditions of the Offer.

                  Section 3.2 SHAREHOLDER AGREEMENT. The Stockholder, by this Agreement, does hereby constitute and appoint Parent and Purchaser, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as the Stockholder's true and lawful attorney and proxy for and in the Stockholder's name, place and stead, to vote all the Shares Stockholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign the Stockholder's name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the State of Nevada may require or permit) (a) in favor of the approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and (b) against
(i) any Company Takeover Proposal, (ii) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement, and (iii) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any change in any of the persons who constitute the Board of Directors of the Company as of the date hereof;
(B) any change in the present capitalization of the Company or any amendment of the Company's articles of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure, assets, liabilities or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Stockholder declares that it is irrevocable. The Stockholder hereby revokes all and any other proxies with respect to the Shares that it may have heretofore made or granted. For Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder shall use its best efforts to cause any record owner of such Shares to grant to Parent a proxy to the same effect as that contained herein. Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents and the Proxy Statement and related filings under the securities laws the Stockholder's identity and ownership of Shares and the nature of its commitments, arrangements and understandings under this Agreement.

                  Section 3.3 NO SOLICITATION. The Stockholder will not, directly or indirectly, through any officer, director, employee, representative, agent, (including, without limitation, any financial advisor, attorney or accountant) or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, any Company Takeover Proposal or (b) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any Company Takeover Proposal. The Stockholder shall immediately advise Parent in writing of the receipt of request for information or any inquiries or proposals relating to any Company Takeover Proposal.

                  Section 3.4 RELATED TRANSACTIONS. (a) Within five Business Days after a majority of the Company Board shall be comprised of Parent's Designees, the following actions shall be taken:

                  (i) Parent shall deliver to the Stockholder releases (reasonably satisfactory in form and substance to the Stockholder) from the Stockholder's guarantees of the Company's indebtedness which are described in the Company

         Disclosure Letter with respect to Section 3.8(d) of the Merger Agreement; and

                  (ii) Parent shall have paid, or caused the Purchaser to pay, all amounts owed by the Company to the Stockholder pursuant to the incurrence (to the extent approved in advance by Purchaser) of indebtedness as permitted by Section 5.1(a)(vi) of the Merger Agreement and pursuant to the terms of the Affiliate Agreements, other than amounts incurred in breach of the provisions of this Agreement or the Merger Agreement.

         (b) After the Effective Time, Parent shall cause the Surviving Corporation to pay when due all amounts payable to the Stockholder in accordance with the terms of the Affiliate Agreements, other than amounts incurred in breach of the provisions of this Agreement or the Merger Agreement.

         (c) The Stockholder shall cause the Company to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary to assist and cooperate with the Parent in performing its obligations under Section 3.4(a) in the most expeditious manner possible, including, without limitation, (i) obtaining all necessary consents, approvals and waivers from third parties and (ii) furnishing to Parent and its representatives all information relating to the matters set forth in Section 3.4(a) as the Parent may reasonably request.

                  Section 3.5 COOPERATION REGARDING TAX FILINGS; SECTION 338(h)(10).

         (a) After the Closing, the Purchaser and the Stockholder shall act in good faith and cooperate with one another for the purpose of filing all Tax Returns and reports required to be filed by any of them. The Stockholder shall join Purchaser in a timely election pursuant to Section 338(h)(10) of the Code (and under any comparable provision of any state or local law) (the "338(h)(10) ELECTION") with respect to the Shares and each target affiliate, as such term is defined in Section 338(h)(6) of the Code, of the Company ("TARGET AFFILIATE"). The parties hereto recognize that the 338(h)(10) Election will result in the purchase of the Shares hereunder being treated as a sale of assets by the Company and each Target Affiliate for Federal income Tax purposes and for applicable state and local Tax purposes and that any Tax liability arising with respect to the

338(h)(10) Election shall be deemed a Covered Tax attributable to the period ending on the Closing Date and shall be the responsibility of the Stockholder. None of the parties hereto shall make any Tax Return or other filing that is inconsistent with the foregoing.

         (b) Purchaser and Stockholder will cooperate with regard to the timely preparation and filing of a 338(h)(10) Election and any and all forms with respect thereto under the laws of each appropriate jurisdiction for which such election is made. In particular, and without limiting the generality of the foregoing and subject to Section 3.5(c), the Purchaser shall deliver to Stockholder a duly executed and completed Internal Revenue Service Form 8023 (or any successor form) and any similar state or local form to be filed, as well as any required attachments (collectively, the "SECTION 338 FORMS") no later than the later of ninety (90) days after the Closing Date and ten (10) days after the date the Section 338 Determinations shall have been agreed pursuant to Section 3.5(c). In the event of any dispute with regard to the content of any Section 338 Form (including, without limitation, any "Section 338 Determination" (as defined in Section 3.5(c))), the parties hereto shall diligently attempt to resolve such dispute; but if the parties hereto have been unable to resolve such dispute by the sixtieth (60th) day prior to the date any such form is to be filed, such dispute shall be resolved by submitting the issue to a mutually acceptable independent accounting firm for resolution. Each party shall promptly cause such Section 338 Forms to be executed by an authorized person, and (subject to the receipt of the other party's signature) the party responsible for filing such forms with its Tax Returns will duly and timely do so, providing written evidence to the other party that it has done so.

         (c) The Purchaser and Stockholder shall determine the liabilities of the Company and the "modified aggregate deemed sale price" (or the "aggregate deemed sale price", if applicable, or any deemed sale price comparable to the "modified aggregate deemed sale price" or the "aggregate deemed sale price" required to be allocated under state, local or foreign Tax law) and other relevant items shall be allocated among the Company's and each Target Affiliate's assets in accordance with Section 338 of the Code, the Treasury Regulations promulgated thereunder and analogous provisions of state, local and foreign Tax law (such determination and allocation, the "SECTION 338 DETERMINATIONS"). The Section 338 Determinations shall be set forth in writing and agreed to by the Purchaser and Stockholder and/or the Company prior to the Closing. If the Stockholder and the Purchaser are unable to agree on the Section 338 Determinations within ninety (90) days after the Closing Date, the Section 338 Determinations shall be resolved by submitting the issue to a mutually acceptable independent investment banking or other independent appraiser for determination. Any adjustments to the "modified aggregate deemed sale price" (or the "aggregate deemed sale price", if applicable, or any deemed sale price comparable to the "modified aggregate deemed sale price" or the "aggregate deemed sale price" required to be allocated under state, local or foreign Tax law) shall be allocated in accordance with Section 338 of the Code, the Treasury Regulations promulgated thereunder and analogous provisions of state, local and foreign Tax law. Purchaser and Stockholder (and/or the Company) agree to act in accordance with the Section 338 Determinations, as finally determined pursuant to this
Section 3.5(c), in the preparation and filing of all Tax Returns (including, without limitation, any amended Tax Returns and claims for refund) and in the course of any tax audit, appeal or litigation relating thereto, unless advised by counsel that it may not take such position without violating applicable law and without incurring penalties and except as may be required by a final determination (of a relevant taxing authority) with respect to any such issue. Upon payment of any indemnification obligations hereunder resulting in an adjustment of the "modified aggregate deemed sale price" (or the "aggregate deemed sale price," if applicable, or any deemed sale price comparable to the "modified aggregate deemed sale price" or the "aggregate deemed sale price" under state, local or foreign Tax law), the Section 338 Determinations shall be appropriately adjusted in accordance with the procedures described in this Section 3.5(c).

         (d) The Stockholder shall cause to be prepared and cause to be timely filed all consolidated, combined or unitary federal, state, local or foreign Tax Returns required to be filed with respect to the Company for all Taxable periods ending before or including the Closing Date and shall include the Company in all such Tax Returns in which it is eligible to be included. The Stockholder shall cause to be prepared all other required federal, state, local and foreign Tax Returns of the Company for any Tax period which ends on or before the Closing Date. The Purchaser agrees to cooperate with the Stockholder and its Affiliates in the preparation of the portions of such Tax Returns pertaining to the Company. The Stockholder shall permit the Purchaser to review and comment on the portion of all Tax Returns prepared by Stockholder pursuant to this Section 3.5(d) pertaining to the Company prior to the filing of such Tax Returns. To the extent the parties cannot reach agreement as to the proper treatment of any item on a Tax Return, the matter shall be referred to a mutually acceptable independent accounting firm for resolution. The Stockholder shall cause to be timely paid all Covered Taxes to which such Tax Returns relate for all periods covered by such Tax Returns.

         (e) The extent to which Taxes of the Company for a Taxable period that includes but does not end on the Closing Date are treated as Taxes for the period ending on or prior to the Closing Date shall be determined for all purposes, including for purposes of calculating Covered Taxes, as follows:
(i) Taxes measured in whole or in part by net or gross income and Taxes relating to specific transactions shall be apportioned on the basis of a closing of the books of the entity liable for such Tax at the close of business on the Closing Date; PROVIDED, HOWEVER, that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis; and PROVIDED, FURTHER, that all transactions not in the ordinary course of business that occur on the Closing Date after Purchaser's purchase of the Shares shall be reported on Purchaser's federal income Tax Return to the extent permitted by Treas. Reg. Section 1.1502-76(b)(1)(ii)(B)(3), and (ii) all other Taxes shall be prorated according to the ratio of the number of days in such Taxable period prior to and including the Closing Date to the number of days in such Taxable period.

         (f) The Purchaser shall cause to be prepared and cause to be timely filed all required federal, state, local and foreign Tax Returns of the Company (other than Tax Returns to be filed by the Stockholder pursuant to Section 3.5(d)) for Taxable periods beginning before and ending after the Closing Date. The Stockholder and Purchaser agree to cooperate with each other in the preparation of such Tax Returns. The Purchaser shall permit the Stockholder to review and comment on all Tax Returns prepared by the Purchaser pursuant to this Section 3.5(f) and such Tax Returns shall be subject to the prior approval of the Stockholder, which approval shall not be unreasonably withheld. To the extent the parties cannot reach agreement as to the proper treatment of any item on a Tax Return, the matter shall be referred to a mutually acceptable independent accounting firm for resolution.

         (g) The Stockholder shall be entitled to any refund of Taxes paid by or with respect to the Company that is attributable to Taxable periods ending on or prior to the Closing Date, and the Purchaser shall cause the Company to pay over to the Stockholder any such refunds (net of any Tax liability attributable thereto and any expenses incurred in the collection of such refund) within 30 days after receipt thereof. If the amount of such refund that is paid over to the Stockholder is subsequently reduced by a Governmental Entity, the Stockholder shall pay to Purchaser an amount necessary to reflect such adjustment.

         (h) The Stockholder shall not file any claim for a refund or credit, or an amended return claiming a refund or credit, after the Closing Date, for any Tax paid by the Company without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

         (i) After the Closing Date, the Stockholder and the Purchaser shall make available to the other, as reasonably requested, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Company for all periods ending on or prior to the Closing Date, and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

         (j) All Tax Returns which are required to be prepared by Stockholder pursuant to Section 3.5(d) shall be prepared and filed in a manner consistent with past practice and applicable Law and, on such Tax Returns, no position shall be taken, elections made or method adopted that is inconsistent with positions taken, elections made or methods used in preparing and filing similar Tax Returns in prior periods.

         (k) From the date hereof until the Closing Date, (i) the Stockholder shall and shall cause the Company to file all Tax Returns and reports ("POST-SIGNING RETURNS") required to be filed in a manner consistent with past practices; (ii) the Stockholder shall and shall cause the Company to timely pay all Taxes shown as due and payable on the Post-Signing Returns;
(iii) the Stockholder shall and shall cause the Company to make provision for all Taxes payable for which no Post-Signing Return is due prior to the Closing Date; (iv) the Stockholder shall allow the Purchaser an opportunity to review and comment on any Post- Signing Return prior to the filing of such Post-Signing Return;

and (v) the Stockholder will promptly notify the Purchaser of any action, suit, proceeding, claim or audit pending against or with respect to the Stockholder or the Company in respect of any Tax where there is a possibility of a determination or decision which could have an adverse effect on the Company's Tax liabilities or Tax attributes.

         (l) For purposes of this Agreement, the following terms used herein with initial capital letters will have the following meanings:

                  (i) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (ii) "COVERED TAXES" means all Taxes of the Company with respect to periods ending on or prior to the Closing Date.

                  (iii) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  (iv) "TAXES" (and words of similar meaning) means, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits), and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customers duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable
         Law) of another Person, (B) being a member of an affiliated, combined or consolidated group, or (C) a contractual arrangement or otherwise.

                                   ARTICLE IV.

                  Section 4.1 GRANT OF OPTION. The Stockholder hereby grants Parent an irrevocable option (the "PARENT OPTION") to purchase for cash, in a manner set forth below, any or all of the Shares beneficially owned by the Stockholder at a price (the "EXERCISE PRICE") per Share equal to the Per Share Amount. In the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Per Share Amount will be appropriately adjusted for the purpose of this Section 4.1.

                  Section 4.2 EXERCISE OF OPTION. (a) Subject to the conditions set forth in Section 4.4 hereof, the Parent Option may be exercised by Parent, in whole or in part, at any time or from time to time after (i) the Expiration Date has occurred and the Stockholder has not validly tendered, or has withdrawn, the Stockholder's Shares to be tendered by the Stockholder pursuant to Section 3.1 of this Agreement, or (ii) the Merger Agreement becomes terminable under circumstances that could entitle Purchaser to termination fees under Section 7.5(b)(i) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated); PROVIDED, HOWEVER, that the Parent Option may not be exercised during the period after commencement, and prior to the expiration or earlier termination, of the Offer. Any such event by which the Merger Agreement becomes so terminable by Parent is referred to herein as a "TRIGGER EVENT." The Company and the Stockholder shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company or the Stockholder is not a condition to the right of Parent to exercise the Option. In the event Parent wishes to exercise the Option, Parent shall deliver to the Stockholder a written notice (an "EXERCISE NOTICE") specifying the total number of Shares Parent or Parent's nominee wishes to purchase. Each closing of a purchase of Shares (a "CLOSING") will occur at a place, on a date and at a time designated by Parent in an Exercise Notice delivered at least two Business Days prior to the date of the Closing.

         (b) The Exercise Price for each Share purchased upon the exercise of the Parent Option shall be paid in cash.

                  Section 4.3 DEEMED TRANSFER. Upon the giving by Parent or Parent's nominee to the Stockholder of the Exercise Notice and the tender of the aggregate Exercise Price, Parent or Parent's nominee will be deemed to be the holder of record of the Shares transferrable upon such exercise, notwithstanding that the stock transfer books of the Company are then closed or that certificates representing such Shares have not been actually delivered to Parent or Parent's nominee.

                  Section 4.4 CONDITIONS TO CLOSING. The obligation of the Stockholder to sell the Shares to Parent or Parent's nominee hereunder is subject to the conditions that (a) all waiting periods and approvals, if any, under the HSR Act and the antitrust laws of the European Union and any member country thereof, applicable to the sale of the Shares or the acquisition of the Shares by Parent or Parent's nominee hereunder have expired or have been terminated (the "ANTITRUST APPROVALS"), (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any court, administrative agency or other governmental body or authority, if any, required in connection with sale of the Shares or the acquisition of the Shares by Parent or Parent's nominee hereunder have been obtained or made, the failure of which to have obtained or made would have the effect of making the purchase of Shares by Parent or Parent's nominee illegal (collectively, the "REGULATORY APPROVALS"), and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such sale or acquisition is in effect. Notwithstanding anything to the contrary contained herein, if the Parent Option is exercisable in part without first obtaining the Antitrust Approvals or obtaining or making certain Regulatory Approvals and Parent or Parent's nominee wishes to exercise the Parent Option, the Parent Option may be exercised in accordance with Section 4.2 and Parent or Parent's nominee shall acquire the maximum number of Shares specified in the Exercise Notice that Parent or Parent's nominee is then permitted to acquire under the applicable laws and regulations, and if Parent or Parent's nominee thereafter obtains the Antitrust Approvals and the Regulatory Approvals to acquire some or all of the remaining balance of the Shares specified in the Exercise Notice, then Parent or Parent's nominee shall be entitled to acquire such portion of the remaining balance. The Stockholder agrees to use its reasonable efforts to assist Parent or Parent's nominee in obtaining the Antitrust Approvals and Regulatory Approvals.

                  Section 4.5 CLOSING. At any Closing, (a) the Stockholder will deliver to Parent or its nominee a certificate or certificates in definitive form representing the number of the Shares designated by Parent in its Exercise Notice, such certificate to be registered in the name of Parent or its nominee and (b) Parent will deliver to the Stockholder the aggregate

Exercise Price for the Shares so designated and being purchased by wire transfer of immediately available funds. The Stockholder will pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.5 in the name of Parent or its nominee.

                                   ARTICLE V.

                  Section 5.1 (a) INDEMNITY BY STOCKHOLDER. Stockholder hereby agrees to indemnify, defend and hold harmless Parent, Purchaser and, if the transactions contemplated hereby are consummated, the Company, and their respective officers, directors, employees, affiliates and agents (including any successors to any of the foregoing) (the "PARENT INDEMNITEES") from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "DAMAGES"), asserted against or incurred by Parent or Purchaser (and if the transactions contemplated hereby are consummated, the Company) by reason of or resulting from a breach of (i) any representation, warranty or covenant of the Company contained in the Merger Agreement (excluding the representations and warranties contained in Section 3.7, Section 3.10, Sections 3.12 through 3.17 and Sections 3.20 through 3.22 of the Merger Agreement) or (ii) any representation, warranty or covenant of the Stockholder contained in this Agreement, PROVIDED, HOWEVER, that Section 5.1(a)(i) and (ii) shall be read as though all of the representations, warranties and covenants contained in the Merger Agreement or in this Agreement contain no Material Adverse Effect or materiality qualifications. Stockholder further agrees to indemnify, defend and hold harmless the Parent Indemnitees from and against all Damages asserted against or incurred by the Parent Indemnitees by reason of or resulting from any claim by a holder of Options (other than Dick Miles) who is not identified as an employee of the Company or its Subsidiaries on Section 3.3 of the Company Disclosure Letter pursuant to the Options listed on Section 3.3 of the Company Disclosure Letter as a result of the consummation of the transactions contemplated by the Merger Agreement and the termination of the Options as of the Effective Time, other than the Purchaser's obligation to pay the holders of Options an amount in cash equal to the Option Consideration.

         (b) INDEMNITY BY PARENT. Parent and the Purchaser hereby agree, jointly and severally, to indemnify, defend and hold harmless the Stockholder and its officers, directors, employees, affiliates and agents (including any successors to any of the foregoing) (collectively, the "STOCKHOLDER INDEMNITEES") from and against all Damages asserted against or incurred by the Stockholder Indemnitees by reason of or resulting from a breach of (i) any representation, warranty or covenant of the Parent or the Purchaser contained in the Merger Agreement or (ii) any representation, warranty or covenant of the Parent or the Purchaser contained in this Agreement. In the event Parent pays a Parent Termination Fee pursuant to
Section 7.5(b) of the Merger Agreement, then the terms of Section 7.5(d) of the Merger Agreement shall be applicable to the Stockholder Indemnitees as if such Persons were the "receiving party" referred to in Section 7.5(d) of the Merger Agreement.

         Parent and Purchaser also agree, jointly and severally, to indemnify, reimburse and hold harmless the Stockholder Indemnitees from and against all Damages asserted against or incurred by the Stockholder Indemnitees, and for all payments made or required to be made by the Stockholder Indemnitees, in respect of any of the guarantees specified in
Section 3.4(a)(i) of this Agreement (the "STOCKHOLDER OBLIGATIONS") to the extent such Damages or payments arise out of (i) the change in control of the Company due to the consummation of the Offer or the Merger or (ii) events occurring after a majority of the Company Board is comprised of Parent's Designees (the "BOARD CHANGE") (other than any Damages or payments that relate to a breach by the Company or any Stockholder Indemnitee of any of the terms and conditions of the Stockholder Obligations or any of the obligations to which such Stockholder Obligations relate that occurred prior to the Board Change).

                  Section 5.2 CONDITIONS OF INDEMNIFICATION. (a) The indemnification obligations and liabilities of any party (in this Article V referred to as the "INDEMNIFYING PARTY") to any other party (in this Article V referred to as the "PARTY TO BE INDEMNIFIED") under Article V with respect to Damages resulting from the assertion of liability or other claims by third parties shall be subject to the following terms and conditions:

                  (i) With reasonable promptness after receipt of notice of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; PROVIDED, HOWEVER, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense. If the indemnifying party undertakes such defense, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at such party's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the indemnifying party.

                  (ii) If the indemnifying party does not elect to defend against such claim or if the indemnifying party fails to take reasonable steps necessary to defend diligently such claim within ten days after receiving written notice to that effect from the party to be indemnified, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party, to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

                  (iii) Anything in this Article V to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

         (b) In the event that the party to be indemnified asserts the existence of Damages (but excluding Damages resulting from the assertion of liability or other claims by third parties), it shall give written notice to the indemnifying party. Such written notice shall state that it is being given pursuant to this Article V, specify the nature and amount of the Damages asserted and indicate the date on which such assertion shall be deemed accepted and the amount of the Damages deemed valid Damages (such date to be established in accordance with the next sentence). If the indemnifying party, within sixty days after the mailing of notice by the party to be indemnified shall not given written notice to the party to be indemnified announcing its intention to contest such assertion of the party to be indemnified, such assertion shall be deemed accepted and the amount of Damages shall be deemed valid Damages. In the event, however, that the indemnifying party contests the assertion of Damages by giving such written notice to the party to be indemnified within said period, then if the parties hereto, acting in good faith, cannot reach agreement with respect to such Damages within thirty days after such notice, the contested assertion of Damages shall be resolved by a court having jurisdiction in the matter.

         (c) The failure to give timely notice in this Section 5.2 will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party that was entitled to receive such notice was materially prejudiced as a result of such failure.

                  Section 5.3 LIMITATION ON REMEDY FOR BREACH OF REPRESENTATIONS AND WARRANTIES. Notwithstanding the foregoing, the Stockholder shall not have any liability under Article V for any breaches by the Company of its representations or warranties in the Merger Agreement unless the aggregate liability for all such breaches exceeds $500,000; PROVIDED, that the Stockholder's aggregate liability for all such breaches shall not exceed $10 million; PROVIDED, FURTHER, that the Stockholder's liability for breaches by the Company of the representations and warranties set forth in Sections 3.11 and 3.19 of the Merger Agreement shall not be subject to the limitations set forth in this Section 5.3.

                  Section 5.4 SURVIVAL. All representations and warranties made by the Company in the Merger Agreement and made by the Stockholder in this Agreement shall survive the Effective Time and shall expire on April 30, 2001; PROVIDED, that the representations and warranties of the Company in
Section 3.11 of the Merger Agreement shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof). All representations and warranties made by the Parent and the Purchaser in the Merger Agreement will terminate upon the earlier of (i) the Offer Completion Date and (ii) the six month anniversary of the date of the termination of the Merger Agreement and all representations and warranties made by the Parent and the Purchaser in this Agreement shall expire on April 30, 2001. No claim or action for indemnification pursuant to this Article for breach of any representation or warranty shall be asserted or maintained by any indemnified party after the expiration of such representation or warranty pursuant to this Article, except for claims made in writing before such expiration and actions (whether instituted before or after such expiration) based on any claim made in writing before such expiration.

                                   ARTICLE VI.

                  Section 6.1 TERMINATION. The provisions of Articles II and III of this Agreement will terminate (a) upon the purchase of all the Offer Shares pursuant to the Offer in accordance with Section 3.1, (b) on the earlier to occur of (i) the Effective Time or (ii) the date the Merger Agreement is terminated in accordance with its terms, or (c) by the mutual written consent of the respective Board of Directors (or similar governing body) of the Stockholder, the Company and the Parent. The Parent Option (and the related provisions of Sections 4.1, 4.2, 4.3, 4.4 and 4.5 of this Agreement) will terminate (x) upon the purchase of all the Offer Shares pursuant to the Offer in accordance with Section 3.1, or (y) upon the earliest of: (i) the Effective Time, (ii) termination of the Merger Agreement other than upon or during the continuance of a Trigger Event, or (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period, the Parent Option cannot be exercised by reason of any applicable judgment, decree or order or the failure to have made or obtained any required Regulatory Approval or Antitrust Approvals, ten Business Days after such impediment to exercise has been removed or any applicable judgment, decree or order has become final and not subject to appeal). The remaining provisions of this Agreement will survive in accordance with their respective terms.

                  Section 6.2 EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Parent and Purchaser, on the one hand, and the Company and the Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

                  Section 6.3 FURTHER ASSURANCES. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

                  Section 6.4 JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District Court for the Southern District of New York (as applicable, the "NEW YORK COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

         (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; PROVIDED, that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

         (c) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

         (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

                  Section 6.5 ENFORCEMENT OF THE AGREEMENT. The Stockholder and the Company acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent and Purchaser will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Court, this being in addition to any other remedy to which it is entitled at law or in equity and no party will oppose the granting of such relief on the basis that the other party has an adequate remedy at law.

                  Section 6.6 PUBLICITY. Stockholder shall not issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the consent of Parent or Purchaser, except as may be required by Law or applicable exchange rules as long as it has used all reasonable efforts to consult with the Parent and Purchaser and to obtain Parent and Purchaser's consent but has been unable to do so in a timely manner.

                  Section 6.7 MISCELLANEOUS. (a) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         (b) This Agreement and the Merger Agreement and any documents delivered by the parties in connection herewith or therewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

         (c) This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

         (d) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

         (e) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by overnight courier addressed as follows:

             IF TO THE COMPANY OR THE STOCKHOLDER TO:

                  Geoscience Corporation
                  10500 Westoffice Drive, Suite 210
                  Houston, TX 77042-5326
                  Attn: J. Rankin Tippins
                  Fax No.: (713) 780-1445

             WITH A COPY TO:

                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, TX 77002
                  Attention:  Thomas P. Mason, Esq.
                  Telecopier: (713) 220-4285

             IF TO PARENT OR PURCHASER TO:

                  Compagnie Generale de Geophysique
                  1, rue Leon Migaux
                  91341 Massy, France
                  Attn:  Thierry Le Roux
                  Fax No.: 011.33.1.64.47.34.31

             WITH A COPY TO:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, NY  10022
                  Attention:  Jere R. Thomson, Esq.
                  Telecopier: (212) 755-7306

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

         (f) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement. A facsimile copy of a signature page shall be deemed to be an original signature page.

         (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Parent or Purchaser under this Agreement including all Shares acquired pursuant to the Parent Option, PROVIDED, that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void.

         (h) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible. If for any reason any court or regulatory agency determines that the Parent Option does not permit Parent or Parent's nominee to acquire the full number of Shares subject to such Option, it is the express intention of the Stockholder to allow Parent or Parent's nominee to acquire such lesser number of Shares as may be permissable without any amendment or modification hereof.

         (i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.


                                 COMPAGNIE GENERALE DE GEOPHYSIQUE

                                 By: /s/ Robert Brunck
                                    -----------------------------------
                                          Robert Brunck
                                          Chairman and Chief Executive Officer

                                 SERCEL ACQUISITION CORP.

                                 By: /s/ Thierry Le Roux
                                    -----------------------------------
                                          Thierry Le Roux
                                          President

                                 TECH-SYM CORPORATION

                                 By: /s/ J. Michael Camp
                                    -----------------------------------
                                          J. Michael Camp
                                          President and Chief Executive Officer